FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT("Amendment") is entered by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (the "Borrower") and SUNTRUST BANK, a Georgia banking corporation (the "Lender") dated as of this 29th day of July, 2016.

RECITALS:

1.The Borrower and the Lender entered into a Revolving Credit Loan Agreement dated June 26, 2014 (the "Loan Agreement").

2.The Borrower has requested that the Lender waive Borrower's violation of the EBIT to Interest Expense Ratio covenant for the measurement period ending June 30, 2016.

3.The Borrower and Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is acknowledged hereby, the parties hereto agree as follows:

1.Section 1.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(a)Loan. Subject to the Conditions Precedent and the other terms and conditions contained in this Agreement and the other Loan Documents, and in reliance upon the representations, warranties, and covenants in this Agreement and the other Loan Documents, Lender agrees to make Advances to Borrower on a revolving credit basis up to $12,000,000.00 from time to time up to, but not beyond June 30, 2018, provided that it is understood and agreed that an amount equal to $800,000.00 shall be reserved under the Note for use in any P-Card Program, and provided, further, that the principal amount outstanding under the Note, together with the amount outstanding under any P-Card Program Sublimit may not exceed $12,000,000.00. The Loan shall be collateralized dollar-for dollar by cash at all times that the Funded Debt Ratio exceeds 2.00 to 1 .00. The applicable rate of interest on the Loan shall be charged at the rate set forth in the Note.

2.Section 1.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

1.3    Borrowing Procedures for the Loan.

(a)     The Borrower shall give the Lender written notice requesting an Advance (or telephone notice promptly confirmed in writing), substantially in form and substance acceptable to Lender (a “Notice of Revolving Borrowing"). Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of the requested Advance, (ii) whether the Advance is required to be collateralized by cash because the Funded Debt Ratio is in excess of 2.00 to I .00 or would be in excess of 2.00 to 1 .00 immediately following such Advance, (iii) whether the Borrower desires to collateralize the

Advance by cash even though the Funded Debt Ratio is equal to or less than 2.00 to 1.00.

(b)    Upon receipt of a Notice of Borrowing, the Lender shall examine the Notice of Borrowing and determine, in its sole discretion, whether to fund the Advance and under what conditions it shall fund the Advance. The Lender shall promptly notify the Borrower of its determination.

(c)    Upon approval of a Notice of Borrowing, the Borrower shall execute any documentation reasonably required by Lender in connection with the approved Advance.

(d)    Upon approval of a Notice of Borrowing and the execution of any documentation required by subpart (c) above, the Lender shall fund the Advance by depositing the proceeds thereof in Borrower’s operating account maintained with Lender.

(e)    In no event shall the aggregate amount of all Advances outstanding under the Note exclusive of the P-Card Program Sublimit exceed $11,200,000.00.

(f)    In no event shall the aggregate amount outstanding under the P-Card Program Sublimit exceed $800,000.00.

3.Article I of the Loan Agreement is hereby amended to include new Section 1.9 to read as follows:

1.9     Payments. The Note shall be repaid in accordance with its terms, except that payments under any P-Card Program shall be made pursuant to the contractual requirements of the documentation evidencing the P-Card Program. Notwithstanding anything contained herein to the contrary, the outstanding balance of the Loan shall be paid in full on the earlier of: (a) the Maturity Date, or (b) subject to any applicable notice and cure provisions, on the occurrence of an Event of Default pursuant to the requirements of Article 7 of the Loan Agreement.

4.Section 4.2(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)Omitted by Agreement.

5. The Loan Agreement is amended to include new Section 5.10 to read as follows:

5.10 Cash Collateral. In the event that the Funded Debt Ratio is in excess of 2.00 to 1 .00 as determined at the end of any measurement period, or if any Advance would cause the Funded Debt Ratio to exceed 2.00 to 1.00, the Borrower within one (1) Business Day following demand by Lender shall collateralize the Loan dollar-for-dollar with cash pursuant to such documentation as required by Lender.

6.Section 6.12 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.12 Repurchase or Redemption of Stock. Borrower shall not be permitted to repurchase or redeem shares of its stock or that of any Subsidiary except that Borrower may repurchase or redeem shares of its stock or the stock of any Subsidiary other than Cumberland Emerging Technologies, Inc. in an aggregate amount of no more than $14,000,000 during the term of the Note; provided that the Borrower at all times shall maintain cash liquidity in an amount equal to the aggregate amount used by Borrower to repurchase or redeem shares of its stock or that of any Subsidiary (other than that of Cumberland Emerging Technologies Inc.).

7.Article 7 of the Loan Agreement is amended to include new Section 7.1 (p) to read as follows:

(p)     Failure to Cash Collateralize the Loan. Borrower fails to cash collateralize the Loan pursuant to the requirements of Section 5.10 herein.

8.Section 8.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

8.1     Notice. All notices, requests, demands, directions and other communications (collectively "Notices") required under this Agreement shall be in writing and shall be sent by hand, by registered or certified mail return receipt requested or by overnight courier service maintaining records of receipt, in all cases with charges prepaid. Any such properly given notice shall be effective upon the earlier of receipt or (a) the date delivered by hand, or (b) the third Business Day after being mailed, or (c) the following Business Day if sent by overnight courier service. All notices shall be sent to the applicable party at its address (or facsimile n umber) set forth below or in accordance with the last written direction from such party to the other party hereto:

Borrower:

Cumberland Pharmaceuticals Inc. Attn: Chief Financial Officer 2525 West End Avenue
Suite 950
Nashville, TN 37203

Lender:

SunTrust Bank
401 Commerce St., Suite 4400
Nashville, Tennessee 3721 9 Attn: Mark Ford, Vice President

9.The following definitions contained in Section 9.1 of the Loan Agreement are hereby deleted:

"Maximum Revolver Amount"

"Maximum Revolver Availability"

10.The definition of "Maturity Date" contained in Section 9.1 of the Loan Agreement is hereby amended and restated to read as follows:

"Maturity Date" shall mean June 30, 2018.

11.Section 9.1 of the Loan Agreement is hereby amended to include the following new definitions:

"P-Card Program " shall mean any trade finance services and card services provided by Lender (or an affiliate of Lender) to Borrower, including (A) credit card services (including purchasing card and commercial card services), (B) prepaid and services, including payroll, stored value, and gift cards, (c) merchant services processing, and (D) debit card services.

"P-Card Program Sublimit" shall mean $800,000.00.

12.Limited Waiver of Financial Covenant. The Lender hereby grants the Borrower's request to waive compliance by Borrower with Section 6.7 of the Loan Agreement (Borrower's EBIT to Interest Expense Ratio) for the measurement period ending June 30, 2016. This is a one-time waiver. The Lender advises that the Borrower should not expect (and Lender has no obligation to grant) other future waivers in connection with the Loan Agreement and Borrower's obligations thereunder.

13.The Loan Agreement is not amended in any other respect.

14.The Borrower reaffirms its representations, warranties, covenants, and agreements contained in the Loan Agreement, as amended hereby, and the Borrower agrees that such obligations are valid and binding, enforceable in accordance with their terms, subject to no defense, counterclaim, or objection.

15.The obligation of the Lender to enter into this Amendment is conditioned upon:

(a)receipt by Lender of such executed amendments to the Loan Agreement and Loan Documents (as such term is defined therein) by Borrower and Guarantor;

(b)receipt by Lender of a certificate of existence for each of the Borrower and the Guarantor containing no disclosures objectionable to Lender;

(c)receipt of a UCC-11 Report regarding the Borrower containing no disclosures objectionable to Lender; and

(d)receipt of an updated officer's certificate on behalf of the Borrower.

ENTERED INTO the date first above written
BORROWER:

CUMBERLAND PHARMACEUTICALS
INC

By: A.J. Kazimi
A.J. Kazimi
Chairman and Chief Executive Officer

LENDER:

SUNTRUST BANK

By: Mark Ford
Mark Ford, Vice President